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                                                                  Exhibit 23.1

                           [Arthur Andersen LLP logo]


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 11, 1996, included in Capstone Pharmacy Services, Inc.'s Form 10-K for the ten months ended December 31, 1995, and to all references to our Firm included in this registration statement.


                                          Arthur Andersen LLP

Baltimore, Maryland,
  December 17, 1996